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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the directors and officers of Nasdaq Financial Products Services, Inc., the Sponsor, whose signature appears below hereby constitutes and appoints John L. Jacobs as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Post-Effective Amendment No. 5 to the Registration Statement (including any amendment and any post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON BEHALF OF NASDAQ FINANCIAL PRODUCTS SERVICES, INC., THE SPONSOR, BY THE FOLLOWING PERSONS WHO CONSTITUTE A MAJORITY OF ITS BOARD OF DIRECTORS AND BY THE NAMED PERSONS WHO ARE IN THE FOLLOWING CAPACITIES ON THE DATE ABOVE INDICATED.

NASDAQ FINANCIAL PRODUCTS SERVICES, INC.

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
              /s/ DAVID WARREN
    ------------------------------------       Director, Chairman
                David Warren

             /s/ JOHN L. JACOBS
    ------------------------------------       Director, Chief Executive
               John L. Jacobs                    Officer

            /s/ DENISE B. STIRES
    ------------------------------------       Director, President
              Denise B. Stires

              /s/ BRUCE TURNER
    ------------------------------------       Director
                Bruce Turner

            /s/ DARIANNE DONOVAN
    ------------------------------------       Treasurer
              Darianne Donovan
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